EXHIBIT 23
                                   EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of ProxyMed, Inc. and subsidiaries on Forms S-3 (No. 333-34645) and S-8 (No. 333-34711) of our report dated February 24, 1998, on our audits of the consolidated financial statements and financial statement schedule of ProxyMed, Inc. and subsidiaries as of December 31, 1997 and 1996, and for each of the three years ended December 31, 1997, which reports are included in this Annual Report on Form 10-K.

/s/Coopers & Lybrand L.L.P.
---------------------------
Coopers & Lybrand L.L.P.

Miami, Florida
March 11, 1998